EXHIBIT 10.6

ARCHSTONE-SMITH TRUST

INDEMNIFICATION AGREEMENT

     AGREEMENT, made and entered into as of                    , 200  , between Archstone-Smith Trust, a Maryland real estate investment trust (the “Trust”), and                     (“Indemnitee”).

WHEREAS, the Trust is a Maryland real estate investment trust; and

     WHEREAS, at the request of the Trust, Indemnitee currently serves as a trustee or officer of the Trust or one of its subsidiaries and may, therefore, be subjected to claims, suits or proceedings arising as a result of the Indemnitee’s service; and

     WHEREAS, as an inducement to Indemnitee to continue to serve as such trustee or officer, the Trust has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent that is lawful; and

     WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and hereby superceding any previous indemnification agreement between the Indemnitee and the Trust;

     NOW, THEREFORE, the parties agree as follows:

     1. Acts or Omissions Covered by This Agreement. This Agreement shall cover any act or omission by an Indemnitee after the date of the Indemnitee’s commencement of service as an officer or trustee, regardless of whether said act or omission occurred prior to the date of this Agreement, which (i) occurs or is alleged to have occurred by reason of the Indemnitee’s being or having been a trustee or officer, (ii) occurs or is alleged to have occurred, during or after the time when the Indemnitee served as a trustee or officer and (iii) gives rise to, or is the direct or indirect subject of a claim in any threatened, pending or completed action, suit or proceeding at any time or times whether during or after the Indemnitee’s service as trustee or officer.

     2. Indemnity.

     (a) The Trust hereby agrees to indemnify, and keep indemnified in accordance with, and to the fullest lawful extent permitted by Maryland Law and by the Trust’s Declaration of Trust and by-laws on the date of execution hereof, and regardless of any subsequently enacted by-law or amendment to the Declaration of Trust to the contrary, Indemnitee, from and against any and all expenses (including attorney’s fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a trustee or officer of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and whether or not such action is by or in the right of the Trust or that other corporation, partnership, joint venture, trust or other enterprise with respect to which the Indemnitee serves or has served. For purposes of this Agreement, references to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Trust” shall include any service as a trustee, director, officer, employee or agent of any other partnership, trust or corporation which imposes duties on, or involves services by, the Indemnitee which are requested in writing by the Board of Trustees, or which involve services by, such trustee, director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     (b) Despite anything to the contrary in subsection (a), the Trust agrees to indemnify Indemnitee in a suit or proceeding initiated by the Indemnitee only if the Indemnitee acted with the authorization of the Trust in initiating that suit or proceeding. However, an arbitration proceeding brought under Section 11 shall not be subject to this subsection (b).

     3. Notice by Indemnitee; Determination of Entitlement to Indemnification.

     (a) An indemnification under this Agreement shall be made upon Indemnitee’s written request to the Board of Trustees, setting forth the grounds and lawfulness of such indemnification and such documentation reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Indemnitee shall notify the Trust in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof, provided, however, that failure to so notify the Trust shall not constitute a waiver by Indemnitee of Indemnitee’s rights hereunder.

     (b) Upon such written request pursuant to Section 3(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as defined in Section 3(e)) shall have occurred, by Independent Counsel (as defined in Section 3(f)) in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Trustees, in which case such determination shall be made by the person or persons or in the manner provided in clauses (ii) or (iii) of this Section 3(b)); (ii) if a Change in Control shall not have occurred, (A) by the Board of Trustees by a majority vote of a quorum consisting of Disinterested Trustees (as defined in Section 3(g)), or (B) if a quorum of the Board of Trustees consisting of Disinterested Trustees is not obtainable, or, even if obtainable, if such quorum of Disinterested Trustees so directs, by Independent Counsel in a written opinion to the Board of Trustees, a copy of which shall be delivered to the Indemnitee; or (iii) as provided in Section 4(b) of this Agreement.

     (c) The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Trust (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Trust hereby indemnifies and agrees to hold the Indemnitee’s harmless therefrom.

     (d) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b) hereof, the Independent Counsel shall be selected as provided in this Section 3(d). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Trustees, and the Trust shall give written notice to the Indemnitee advising such Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Trustees, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Trust advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee, or the Trust, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Trust or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” (as defined in Section 3(f)). If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel until the Indemnitee and the Trust reach agreement or until the matter is submitted to arbitration in accordance with Section 11 hereof and it is determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 3(a) hereof, no Independent Counsel shall have been selected or, if selected, shall have been objected to, either the Trust or the Indemnitee may submit the dispute to arbitration in accordance with Section 11 for resolution of any objection which shall have been made by the Trust or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the arbitrators or by such other person as the arbitrators shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 3(b) hereof. The Trust shall pay all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to Section 3(b) hereof, and all reasonable fees and expenses incident to the selection of such Independent Counsel pursuant to this Section 3(d).

     (e) “Change in Control” means the occurrence of any of the following events:

(i)	the shareholders of the Trust approve a definitive agreement to merge the Trust or the Archstone-Smith Operating Trust (the “Operating Trust”) into or consolidate the Trust or the Operating Trust with another entity, sell or otherwise dispose of all or substantially all of the assets of the Operating Trust, or adopt a plan of liquidation; provided that if the merger, consolidation, sale of assets or liquidation is not consummated for any reason, then no Change in Control shall be deemed to have occurred; and provided further, that if the merger, consolidation, sale of assets or liquidation is consummated, then a Change in Control shall be deemed to have occurred as of the date of the shareholder approval of such transaction. A Change in Control shall not be deemed to have occurred, however, by reason of a transaction (or a substantially concurrent or otherwise related series of transactions) (a “Transaction”) upon the completion of which 75% or more of the beneficial ownership of the voting power of the Trust, the surviving entity or entity directly or indirectly controlling the Trust or the surviving entity, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of the voting power of the Trust immediately prior to the Transaction (except that upon the completion thereof, employees or employee benefit plans of Trust may be a new holder of such beneficial ownership); provided, however, that in the event that the shareholders of Trust immediately prior to the consummation of a Transaction beneficially own (not giving effect to any shares beneficially owned by such persons in any party to the Transaction other than Trust) less than 75% of the voting power of the Trust, the surviving entity or entity directly or indirectly controlling the Trust or the surviving corporation, as the case may be, immediately after the consummation of the Transaction, then a Change in Control shall be deemed to have occurred. A transaction with an “Affiliate” of the Trust (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall not be treated as a Change in Control; or

(ii)	the beneficial ownership of securities representing 25% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by any trustee or other fiduciary holding securities under an employee benefit plan or other similar stock plan of the Trust); or

(iii)	at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust’s shareholders, of each new Trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

     (f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, or in the past three (3) years has been, retained to represent (i) the Trust or the Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.

     (g) “Disinterested Trustee” means a trustee of the Trust who is not and was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.

     4. Presumptions.

     (a) Indemnitee shall be presumed to be entitled to indemnification for any act or omission covered in Section 1 or 2 of this Agreement. The burden of proof of establishing that Indemnitee is not entitled to indemnification because of the failure to fulfill some requirement of Maryland law, the Trust’s Declaration of Trust or by-laws as in effect on the date of execution hereof, or this Agreement shall be on the Trust.

     (b) If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Trust of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating documentation and/or information relating thereto. The foregoing provisions of this Section 4(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b) of this Agreement.

     (c) The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contedere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Trust and its shareholders, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

     (d) Indemnitee’s conduct with respect to an employee benefit plan for a purpose that Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Trust and its shareholders.

     (e) For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Trust and its shareholders, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such conduct was unlawful, if such action was based on (i) the records or books of account of the Trust or another person, including financial statements, (ii) information supplied to the Indemnitee by the officers of the Trust or another person in the course of their duties, (iii) the advice of legal counsel for the Trust or another person, or (iv) information or records given or reports made to the Trust or another person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Trust or another person.

     5. Advancement of Expenses. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Trust pursuant to this Agreement, following written request to the Trust by the Indemnitee, the Trust shall promptly advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending the action, suit or proceeding whether prior to or after final disposition of such action, suit or proceeding upon receipt of (i) an undertaking by or on behalf of the Indemnitee to repay the amount advanced in the event that it shall be ultimately determined in accordance with Section 3 of this Agreement that such Indemnitee is not entitled to indemnification by the Trust, and (ii)

satisfactory evidence as to the amount of such expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence unless determined to the contrary in an arbitration proceeding conducted pursuant to Section 11 of this Agreement. Such advances are deemed to be an obligation of the Trust to the Indemnitee hereunder, and shall in no event be deemed a personal loan.

     6. Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s status as a trustee or officer of the Trust or by reason of such Indemnitee serving in such capacity at the request of the Trust for any other enterprise, a witness for any reason in any proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

     7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Trust for some or a portion of the expenses of Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding specified in Section 2, but not, however, for the total amount thereof, the Trust shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. The party or parties making the determination in accordance with Section 3 hereof shall determine the portion (if less than all) of such expenses for which Indemnitee is entitled to indemnification under this Agreement.

     8. Non-Exclusivity of Right of Indemnification. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Maryland law, the Trust’s Declaration of Trust or by-laws, any other agreement, vote of stockholders or trustees or otherwise.

     9. Selection of Counsel. In the event the Company shall be obligated under Section 2 hereof to pay the expenses of any proceeding against Indemnitee, the Trust shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (who shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Trust, the Trust will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such proceeding at Indemnitee’s expense, and (ii) the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Trust if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Trust, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Trust and Indemnitee in the conduct of any such defense and shall have notified the Trust in writing thereof, (C) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and other indemnitees of the Trust being represented by counsel retained by the Trust in the same proceeding and shall have notified the Trust in writing thereof, or (D) the Trust shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time frame.

     10. Termination of Agreement and Survival of Right of Indemnification.

     (a) Subject to subparagraph (b) of this section, this Agreement shall terminate when the Indemnitee’s term of office as an officer or trustee, as applicable, ends.

     (b) The rights granted to Indemnitee hereunder shall continue after termination as provided in Section 1 and shall inure to the benefit of Indemnitee, and such Indemnitee’s personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Trust, its successors and assigns.

     11. Arbitration of All Disputes Concerning Entitlement. Any controversy or claim arising out of or relating to the Indemnitee’s entitlement to indemnification under this Agreement shall be settled by arbitration in the State of Colorado.

     (a) “Arbitrator” means any natural person who is a resident of the United States and who is not an employee of the Trust or its affiliates or of any affiliate of the Indemnitee.

     (b) Appointment of Arbitrators. In the selection and appointment of Arbitrators, the parties shall act in good faith to name Arbitrators with experience and expertise in the subject matter involved. The demand for arbitration shall be in writing, shall be served on the other party to this Agreement in the manner prescribed for the giving of notices and shall set forth a short statement of the factual basis for claiming that indemnification is or is not merited, and identify the name and address of the Arbitrator chosen by the party making such demand. Within 45 days after receipt of the demand, the other party shall appoint an Arbitrator and give written notice of such appointment to the party that has demanded arbitration and shall specify the name and address of such Arbitrator. If such party shall fail to appoint an Arbitrator and notify the other party within such 45-day period, the party making the demand shall have the right to apply to the Chief Judge of the United States District Court for the District of Colorado for an appointment of an Arbitrator. The two Arbitrators appointed or selected as set forth in this Section shall appoint a third Arbitrator as soon as practicable or, if they do not do so within 45 days after notice is given to the parties of the appointment of the second Arbitrator, either party may apply to the Chief Judge of the United States District Court for the District of Colorado for an appointment of a third Arbitrator.

     (c) Procedure. After the appointment of the third Arbitrator, the Arbitrators shall hold a conference with the parties as soon as practicable to define and narrow the issues and claims to be arbitrated, to define and limit discovery and to identify the form of evidence to be presented. Any arbitration shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such rules in conducting any such arbitration. The Arbitrators shall conduct such evidentiary or other hearings as they deem necessary or appropriate and thereafter shall make their determination as soon as practicable. A full and complete record and transcript of the arbitration proceeding shall be maintained. The judgment of the Arbitrators shall be accompanied by detailed written findings of fact and conclusions of law of the Arbitrators. All arbitration proceedings shall take place in the metropolitan Denver, Colorado area. Either party to the arbitration may seek to have the award rendered by the Arbitrators entered in the United States District Court for the District of Colorado.

     (d) Discovery. In any arbitration proceeding, each party shall have reasonable access, except to the extent such access is prohibited by the law of Colorado, to the relevant books and records of the other party and the other party’s affiliates prior to the submission of evidentiary materials by the parties, and the power to call any employee, agent or officer of the other party for testimony at any evidentiary hearing held by the Arbitrators, unless the Arbitrators for good reason order otherwise. Any discovery by the parties to the arbitration shall be performed within a discovery period to be defined and limited by the Arbitrators, which shall not exceed 90 days.

     (e) Award. The Arbitrators shall render their decision and award upon the concurrence of at least two Arbitrators. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement or any agreement entered into pursuant to this Agreement.

     (f) Limitation of Other Proceedings. Neither the Company nor the Indemnitee shall file any suit or otherwise commence any legal action or proceeding in a court asserting a claim that may be submitted to arbitration pursuant to this Agreement. Upon the entry of an order by a court dismissing or staying any such action or proceeding pending arbitration pursuant to this Agreement, the party that filed such action or proceeding shall promptly pay to the other party the reasonable attorneys’ fees and reasonable costs and expenses incurred in that court proceeding by such other party prior to the entry of such order.

     (g) Indemnitee’s Expenses. If it is necessary or desirable for the Indemnitee to retain legal counsel or incur other costs and expenses (including, without limitation, travel costs and expenses) in connection with enforcement of Indemnitee’s rights under this Agreement, the Trust shall pay Indemnitee’s reasonable attorneys’ fees and reasonable costs and expenses in connection with enforcement of Indemnitee’s rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the Arbitrators determine that under the circumstances recovery by the Indemnitee of all or a part of any such fees and costs and expenses would be unjust.

     12. Establishment of Trust. In the event of a Change in Control, the Trust shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee (the “Indemnitee Trust”) and from time-to-time upon written request by the Indemnitee, shall fund such Indemnitee Trust in an amount sufficient to satisfy any and all expenses, judgments, penalties, fines and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee or claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement. The amount to be deposited in the Indemnitee Trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the Indemnitee Trust shall provide that upon a Change in Control: (i) the Indemnitee Trust shall not be revoked or the principal thereof invaded, without the prior written consent of the Indemnitee, (ii) the trustee of the Indemnitee Trust (the “Indemnitee Trust Trustee”) shall advance, within two business days of a request by the Indemnitee and in accordance with Section 5 of this Agreement, any and all expenses to the Indemnitee, (iii) the Indemnitee Trust shall continue to be funded by the Trust in accordance with the funding obligation set forth above, (iv) the Indemnitee Trust Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v)

all unexpended funds in such Indemnitee Trust shall revert to the Trust upon a final determination by Independent Counsel that the Indemnitee has been fully indemnified under the terms of this Agreement. The Indemnitee Trust Trustee shall be chosen by the Indemnitee and agreed to by the Trust, which agreement shall not be unreasonably withheld or delayed. Nothing in this Section shall relieve the Trust of any of its obligations under this Agreement.

     13. Governing Law.

     (a) Except as provided for in subparagraph (b) of this section, this Agreement shall be governed by the laws of the State of Maryland.

     (b) Any arbitration under this Agreement shall be governed by the laws of the State of Colorado.

     14. Subrogation and Insurance Recovery. In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy paid for by the Trust, or pursuant to any other contract or agreement.

     15. Trust bound by Agreement. The Trust shall be precluded from asserting in any arbitration commenced in accordance with this Agreement or any other proceeding, judicial or otherwise, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Trust is bound by all the provisions of this Agreement.

     16. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     17. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     18. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent by overnight courier, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following address:

     If to the Indemnitee, to the address set forth in the records of the Trust.

If to the Trust to:	9200 E. Panorama Circle
Suite 400
Englewood, Colorado 80112
Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Trust or to the Trust by the Indemnitee, as the case may be.

     19. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be interpreted as though the invalid or unenforceable provision was not a part of this Agreement.

     20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above stated.

ARCHSTONE-SMITH TRUST

By

Caroline Brower General Counsel and Secretary

INDEMNITEE

[Name]
[Title]

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